UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 28, 2015

VEECO INSTRUMENTS INC.

(Exact name of registrant as specified in its charter)

Delaware	0-16244	11-2989601
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Terminal Drive, Plainview, New York 11803

(Address of principal executive offices)

(516) 677-0200
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02   Results of Operations and Financial Condition.

On October 28, 2015, Veeco Instruments Inc. (“Veeco”) issued a press release announcing its financial results for the quarter ended September 30, 2015.  In connection with the release and the related conference call, Veeco posted a presentation relating to its third quarter 2015 financial results on its website (www.veeco.com).  Copies of the press release and presentation are furnished as Exhibit 99.1 and Exhibit 99.2 to this report.

Item 8.01   Other Events

On October 28, 2015, Veeco also announced that its Board of Directors had authorized the repurchase of up to $100 million of Veeco’s outstanding common stock to be completed over the next two years.  Repurchases are expected to be made from time to time on the open market or in privately negotiated transactions in accordance with applicable federal securities laws.  Further information regarding the authorized repurchase is contained in the press release furnished as Exhibit 99.1 to this report.

Item 9.01   Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit	Description

99.1	Press release issued by Veeco dated October 28, 2015

99.2	Veeco Q3 2015 Conference Call, October 28, 2015

The information in this report, including the exhibits, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities under that Section, nor shall this information or these exhibits be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 28, 2015	VEECO INSTRUMENTS INC.

	By:	/s/ Gregory A. Robbins
	Name:	Gregory A. Robbins
	Title:	Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit	Description

99.1	Press release issued by Veeco dated October 28, 2015

99.2	Veeco Q3 2015 Conference Call, October 28, 2015